CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269273 on Form S-6 of our report dated February 7, 2023, relating to the financial statement of FT 10598, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 26, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 7, 2023